420 Throckmorton Street Suite 200 Ft. Worth, Texas 76102 1-800-280-2404

December 24th, 2018

Definitive Agreement

The shareholders and the Board of Directors of Frontier Oilfield Services, Inc. (the ‘Company’) hereby agree to sell all current assets and operations of the Company to Galenfeha, Inc.

In consideration for the release of all claims and liabilities shareholders have against the assets and operations of the Company, Galenfeha, Inc. will issue one share of Preferred Stock for each share of Frontier Oilfield Services, Inc. common stock.

The transaction will be effective January 1st, 2019.

/s/ Trey Moore
Trey Moore
Chief Executive Officer
Galenfeha, Inc.

/s/ Don Lawhorne
Don Lawhorne
Chief Executive Officer
Frontier Oilfield Services, Inc.